UNITED STATES
		     SECURITIES AND EXCHANGE COMMISSION
		          WASHINGTON, D.C. 20549

	  ---------------------------------------------------

				FORM 8-K

			     CURRENT REPORT

		PURSUANT TO SECTION 13 OR 15(d) OF THE
		    SECURITIES EXCHANGE ACT OF 1934

	  ---------------------------------------------------

			    December 23, 2006

		    CHINA MEDIA GROUP CORPORATION
	  (Exact Name of Registrant as Specified in Charter)


   Texas			  5813			   33-0034926
   -----			  ----			   ----------
(State or other 		(Commission		   (IRS Employer
jurisdiction			File Number)		Identification No.)
of incorporation)

 9901 I.H. 10 West, Suite 800, San Antonio, Texas, USA		78230
 -----------------------------------------------------		-----
    (Address of principal executive offices)			(Zip code)



Registrant's telephone number, including area code:	011 86 755 6165 7704





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
	Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
	Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
		------------------------------------------

On December 23, 2006, the Registrant, China Media Group Corporation (the "Company") entered into a number of Subscription Agreements with its employees for them to subscribe a total of 4,342,464 shares (the "Subscription Shares") at USD0.0365 per share for an aggregate of USD158,500 which was used to retire debts owed to its employees. This Subscription Shares included 1,369,863 shares that were subscribed for USD50,000 by our director Mr. Con Unerkov, 1,232,876 shares that were subscribed for USD45,000 by our director Mr. Alex Ho and 1,369,863 shares that were subscribed for USD50,000 by Mr. Paul Scanlan, President of our Telecommunication and Mobile Computing Division.

The Subscription Shares issued will be restricted securities within the meaning of Rule 144 under the Securities Act. These shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.


Item 3.02 	Unregistered Sales of Equity Securities
		---------------------------------------

See Item 1.01 above.


Items 5.02(e)	Executive Compensation Contracts/Plans/Arrangements/Awards
		----------------------------------------------------------

On December 23, 2006, the Company granted to directors and officer of the Company, Messrs. Con Unerkov, Alex Ho and Paul Scanlan Stock Options to subscribe up to 7,500,000 shares, 7,500,000 shares and 3,800,000 shares, respectively, in the Company. These Stock Options were issued under the Employee Stock Option Plan, which was approved and adopted by the Company on October 11, 2002 (the "2002 Stock Option Plan").

The material terms of the Stock Options granted above were i) these Stock Options are exercisable in part or in whole for three years from the date of grant ii) the exercise price of the Stock Options is USD0.0365 per share iii) all the Stock Option shares are vested immediately to the option holder.



			    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 23, 2006
					CHINA MEDIA GROUP CORPORATION


					By:	/s/ Con Unerkov
					----------------------------
					Name:  Con Unerkov
					Title:	President